Exhibit 99.1

Pixelworks Announces Preliminary Fourth Quarter 2021 Financial Results
Revenue, Non-GAAP Gross Margin, Non-GAAP Operating Expenses and Non-GAAP EPS In-Line with Guidance
SAN JOSE, Calif., January 11, 2022 – Pixelworks, Inc. (NASDAQ: PXLW), a leading provider of innovative video and display processing solutions, today announced preliminary financial results for the fourth quarter ended December 31, 2021. Revenue for the fourth quarter of 2021 is expected to be between $16 million and $17 million, compared to the Company’s original guidance range of $15.5 million to $17.5 million. Additionally, the Company’s fourth quarter 2021 non-GAAP gross margin, non-GAAP operating expense and non-GAAP loss per share are expected to be within the Company’s original guidance ranges.
“The fourth quarter is shaping-up to be another solid quarter, further extending our sequential and year-over-year revenue growth,” commented Todd DeBonis, President and CEO of Pixelworks. “Moreover, we are entering the new year with increasing momentum and expanded engagements with tier-one mobile OEMs, which we expect to drive better than seasonal results for the first quarter of 2022.”
As previously announced, the Company will participate at the 24th Annual Needham Growth Conference and is scheduled to host a fireside chat presentation on Wednesday, January 12, 2022 at 9:30 a.m. PT. A live webcast and archived replay of the presentation will be made available in the Investor Relations section of the Company's website at www.pixelworks.com/investors.
All results presented in this press release are preliminary and unaudited, and they are subject to adjustment during the standard accounting close process. Pixelworks will report its complete financial results for the fourth quarter and full year 2021 as part of the Company’s quarterly earnings conference call, which is expected to be held in early February 2022.
About Pixelworks, Inc.
Pixelworks provides industry-leading content creation, video delivery and display processing solutions and technology that enable highly authentic viewing experiences with superior visual quality, across all screens – from cinema to smartphone and beyond. The Company has a 20-year history of delivering image processing innovation to leading providers of consumer electronics, professional displays, and video streaming services. For more information, please visit the company's web site at www.pixelworks.com.
Note: Pixelworks and the Pixelworks logo are registered trademarks of Pixelworks, Inc.

Non-GAAP Financial Measures
This press release makes reference to projected non-GAAP gross profit margins, projected non-GAAP operating expenses and projected non-GAAP net loss per share, which exclude amortization of acquired intangible assets, stock-based compensation expense, and restructuring expenses, which are all required under GAAP as well as the tax effect of the non-GAAP adjustments and the impact of non-GAAP adjustments to redeemable non-controlling interest.
Pixelworks management uses these non-GAAP financial measures internally to understand, manage and evaluate the business and establish its operational goals, review its operations on a period-to-period basis, for compensation evaluations, to measure performance, and for budgeting and resource allocation. Pixelworks management believes it is useful for the Company and investors to review, as applicable, both GAAP information and non-GAAP financial measures to help assess the performance of Pixelworks’ continuing business and to evaluate Pixelworks’ future prospects. These non-GAAP measures, when reviewed together with the GAAP financial information, provide additional transparency and information for comparison and analysis of operating performance and trends. These non-GAAP measures exclude certain items to facilitate management’s review of the comparability of our core operating results on a period-to-period basis.
Because the Company’s non-GAAP financial measures are not calculated in accordance with GAAP, they may not necessarily be comparable to similarly titled measures employed by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures and should be read only in conjunction with the Company’s consolidated financial results as presented in accordance with GAAP. A reconciliation between GAAP and non-GAAP financial measures will be included in the Company’s complete fourth quarter earnings press release and made available in the investor relations section of the Pixelworks' website.
Safe Harbor Statement
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may be identified by use of terms such as “begin,” “continue,” “will,” “expect”, “believe,” “anticipate” and similar terms or the negative of such terms, and include, without limitation, statements about the Company’s revenue, non-GAAP gross margin, non-GAAP operating expense, and non-GAAP loss per share for the fourth quarter of 2021, momentum and engagements with customers in the first quarter of 2022, any changes in the seasonality of the company's financial results in the first quarter of 2022, and the timing for the Company’s earnings release. All statements other than statements of historical fact are forward-looking statements for purposes of this release, including any projections of revenue or other financial items or any statements regarding the plans and objectives of management for future operations. Such statements are based on management's current expectations, estimates and projections about the Company's business. These statements are not guarantees of future performance and involve numerous risks, uncertainties and assumptions that are difficult to predict. Actual results could vary materially from those contained in forward looking statements due to many factors, including, without limitation: changes as a result of management’s further review of our actual results in the fourth quarter, changes made as a result of the completion of our financial closing procedures for the fourth quarter, and changes as a result of risks related to our business in general. More information regarding potential factors that could affect the Company's financial results and could cause actual results to differ materially from those discussed in the forward-looking statements is included from time to time in the Company's Securities and Exchange Commission filings, including its Annual Report on Form 10-K for the year ended December 31, 2020, as well as subsequent SEC filings.
The forward-looking statements contained in this release are as of the date of this release, and the Company does not undertake any obligation to update any such statements, whether as a result of new information, future events or otherwise.

Contacts:
Investor Contact
Shelton Group
Brett Perry
P: +1-214-272-0070
E: bperry@sheltongroup.com

Company Contact
Pixelworks, Inc.
Haley Aman
P: +1-503-601-4540
E: haman@pixelworks.com